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         I, Christine M. Wolski, Assistant Secretary of Commerce Group Corp., DO
HEREBY CERTIFY that the following is a complete, true and correct copy of a certain part of a resolution of the Directors of Commerce Group Corp., a Corporation duly organized and existing under the laws of the State of Wisconsin, which resolution was duly adopted by the Board of Directors at Commerce Group Corp.'s Quarterly Board of Directors' Meeting held on November 8, 1999, a quorum being present, and that said resolution is now in full force and effect:

                   RESOLVED, that the Officers of the Corporation are authorized to retain the Law Firm of Hand & Hand of Dana Point, California, to prepare and file a S.E.C. Form S-8 Registration Statement which will permit the Corporation to issue one million of its common shares, $.10 par value, to employees, advisors, consultants, and for employee benefits pursuant to the U.S., Securities and Exchange Commission Regulation pertaining to the Form S-8 Registration, and specifically not to be issued in connection with any capital raising transactions or for any financial public relations compensation; and

                   BE IT FURTHER RESOLVED, that the Officers of the Corporation are authorized and empowered to perform any act whatsoever that they deem is necessary to make this S.E.C. Form S-8 Registration effective; and

                   BE IT FURTHER RESOLVED, that the Officers be and they hereby are authorized to issue the shares registered under the S.E.C. Form S-8 as permitted; and

                   BE IT FURTHER RESOLVED, that the Directors, authorize Nevada Agency and Trust Co., of Reno, Nevada, the Corporation's transfer agent, to issue these common shares registered under S.E.C. Form S-8 as directed from time to time by any Officer of the Corporation without any legend or restriction whatsoever.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 21st day of January, 2000.

(SEAL)
                                             Christine M. Wolski
                                             Assistant Secretary